Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, in each case of Cango Inc., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Dated: February 12, 2020

TK Autolink Inc.

By:	/s/Zhang Yunyun
Name:	Zhang Yunyun
Title:	Director

Magic Spark Inc.

By:	/s/Zhang Yunyun
Name:	Zhang Yunyun
Title:	Director

Shanghai Canji Enterprise Management Consulting Co., Ltd.

By:	/s/Zhang Yunyun
Name:	Zhang Yunyun
Title:	Executive Director

Shandong State-controlled Taikang Phase I Industrial Development Fund Partnership Enterprise (Limited Partnership)

By:	/s/Zhang Hao
Name:	Zhang Hao
Title:	Representative of the Managing Partners

Taikang Life Insurance Co., Ltd.

By:	/s/Chen Dongsheng
Name:	Chen Dongsheng
Title:	Chairman

Taikang Pension Insurance Co., Ltd.

By:	/s/Li Yanhua
Name:	Li Yanhua
Title:	Chairman

Beijing Taikang Investment Co., Ltd.

By:	/s/Zhang Jingguo
Name:	Zhang Jingguo
Title:	Chairman

Taikang Asset Management Co., Ltd.

By:	/s/Duan Guosheng
Name:	Duan Guosheng
Title:	Chief Executive Officer

Taikang Insurance Group Inc.

By:	/s/Chen Dongsheng
Name:	Chen Dongsheng
Title:	Chairman